Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Tax-Free Money Series, Inc.:
  RiverSource Tax-Exempt Money Market Fund



We consent to the use of our report included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


/s/ KPMG LLP
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    KPMG LLP

    Minneapolis, Minnesota
    February 27, 2006